Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

19 November 2024

056710.0019

Autozi Internet Technology (Global) Ltd.

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

Autozi Internet Technology (Global) Ltd. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the Commission) on or about the date of this opinion (the Registration Statement) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the registration of 7,000,000 Class A ordinary shares of a par value of US$0.000001 each of the Company (the Shares) to be issued pursuant to the Plan (as defined in Schedule 1). In this opinion Companies Act means the Companies Act (As Revised) of the Cayman Islands.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence. The Company has been duly incorporated as an exempted company with limited liability under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au | M Chu | JP Engwirda | Y Fan | P Kay | MW Kwok | IN Mann

R Ng | ATC Ridgers | PJ Sephton

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore harneys.com

2	Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorized share capital of the Company is US$500,000 divided into 500,000,000,000 shares of a par value of US$0.000001 each, comprising of (i) 480,000,000,000 Class A ordinary shares of a par value of US$0.000001 each and (ii) 20,000,000,000 Class B ordinary shares of a par value of US$0.000001 each.

3	Valid Issuance of Shares. The Shares to be issued by the Company in accordance with the Plan as contemplated and registered under the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Plan and the Resolutions (as defined in Schedule 1), and when the names of the shareholders are entered in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable and there will be no further obligation on the holder of any of the Shares to make any further payment to the Company in respect of such Shares.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Form S-8, which is incorporated by reference into the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

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Schedule 1

List of Documents and Records Examined

1	A copy of the certificate of incorporation of the Company dated 15 July 2021.

2	A copy of the second amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 11 April 2024 and effective immediately prior to the completion of the initial public offering of the Company’s Class A ordinary shares of a par value of US$0.000001 each (the M&A).

3	A copy of the written resolutions of the sole director of the Company passed on 7 July 2023.

Copies of 1 to 3 above have been provided to us by the Company (the Corporate Documents, and together with 4 to 6 below, the Documents).

4	A copy of the executed written resolutions of the board of directors of the Company dated 31 October 2024 (the Resolutions).

5	A copy of the 2024 equity incentive plan approved by the Resolutions provided to us on 18 October 2024 (the Plan);

6	The Registration Statement.

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Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

4	Resolutions. The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each director, or by or on behalf of each shareholder in respect of the shareholder resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

5	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

6	Constitutional Documents. The M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.

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Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Non-assessable. In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Register of members. Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

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